UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Varian, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Varian, Inc.

Commission File No.: 000-25393

The following e-mail was sent to certain Varian employees on July 27, 2009

Subject: Managers Meeting

As you read earlier today, Varian and Agilent Technologies announced an agreement whereby Agilent will acquire Varian. This is an exciting opportunity for our company, our customers, and our future. Until close, which Agilent expects to be in late calendar year-end, (subject to regulatory approval and customary conditions including approval by Varian’s shareholders,) we remain two separate companies, and it is “BUSINESS AS USUAL.” We definitely want to keep our customers engaged and informed but it is very important that we share ONLY INFORMATION THAT HAS BEEN APPROVED.

Please join me in one of two conference calls today to discuss communications guidelines. [DO NOT FORWARD CALL INFORMATION OUTSIDE OF THIS DISTRIBUTION.] If you are unable to join today, Martin O’Donoghue will conduct a third call tomorrow. The content of all three calls are the same.

SESSION I

Monday July 27, 6am Pacific, 9am Eastern, 2pm UK, 3pm CET, 9pm China, 11pm Melbourne

Dial-in:	[***]
Passcode:	[***]

SESSION II

Monday July 27, 9am Pacific, Noon Eastern, 5pm UK, 6pm CET

Dial-in:	[***]
Passcode:	[***]

SESSION III

Tuesday July 27, 10am Pacific, 1pm Eastern, 6pm UK

Dial-in:	[***]
Passcode:	[***]

I look forward to hearing from you.

Garry

Attachment:

Frequently Asked Questions for Employees

Instructions for Handling Inquiries

******************************************************************

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This email contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this email.

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